Exhibit 10.28

                             LETTER OF UNDERSTANDING




         This Letter of Understanding is by and between Staruni Corporation and Elephant Talk Limited (collectively referred hereto as "ET"), on the one hand, and Vision Aerospace, Inc. ("Vision"), a Nevada corporation, on the other.

         WHEREAS, a merger is scheduled to occur between Staruni Corporation and Elephant Talk Limited; and

         WHEREAS, Staruni Corporation's businesses prior to such merger consist of Cyberhotline.com and Ibargain.com (collectively "the ISP business"); and

         WHEREAS, upon completion of the merger ET wishes to sell off the ISP business;

         Therefore, the parties understand as follows:

         1. Shortly after the completion of the merger, ET shall sell the ISP business to Vision and shall also sell to Vision all assets of Staruni Corporation which existed as of January 3, 2002, including all stock and bank accounts (of which such accounts are attached hereto as Schedule 4.9) of Staruni Corporation, in exchange for 1,000,000 (one million) shares of Vision.

         This letter of understanding is executed on this 4th day of January, 2002 by the parties listed below.

Dated: January 4, 2002      Elephant Talk Limited
                            Staruni Corporation

                            By:______________________
                               Russelle Choi, CEO

Dated: January 4, 2002      Vision Aerospace, Inc.

                            By:______________________
                               Bruce Stuart, President














                                       1